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                                                                      EXHIBIT 99

                  TOO, INC. REPORTS FIRST QUARTER 2003 RESULTS

   NEW ALBANY, Ohio; May 14, 2003 - Too, Inc. (NYSE: TOO) today reported net income of $4.2 million, or $.12 per diluted share for the fiscal first quarter ended May 3, 2003, compared to net income of $5.8 million, or $.18 per diluted share for the like period in 2002.

Net sales for the first quarter 2003 were $140.1 million compared to the $158.6 million reported for the 2002 period. A fashion misstep that hindered fourth quarter results continued to impact a portion of Limited Too's spring apparel assortment. In addition, colder and more inclement weather, along with ebbing consumer confidence and its consequent effect on mall traffic, also hurt first quarter sales.

Comparable store sales for the quarter ended May 3, 2003 declined 18% versus a 4% increase for the like period last year. Too said that the later Easter holiday this year, and the resultant shift of the redemption period for its spring Too Bucks promotion caused a shift of approximately $6.5 million in sales, or the equivalent of four points in comparable stores sales performance, from first quarter to second quarter.

The company had previously said that it expects the difficult retail environment for specialty retailers to continue into second quarter. Too is projecting comparable store sales for the quarter ending August 2, 2003 to be down 10 to 12% versus the flat comparable store sales performance reported for the like period last year. Earnings per diluted share for the second quarter are estimated to be in the range of $0.04 to $0.07.

Limited Too opened 7 new stores during the first quarter, closed 2, remodeled 2 and completed 3 separations from the adjacent Limited stores. Two new mishmash stores, averaging 3,400 square feet in size, were opened during the quarter.

A live webcast and replay of today's conference call with security analysts to review the operating results for the first quarter will be available on the Internet beginning at 9:00 a.m. Eastern Time today. Individual investors can listen to the call through CCBN's investor center at www.companyboardroom.com. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).

                                    - more -




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Too, Inc. is a rapidly growing specialty retailer for girls and young women. At
Limited Too, the company sells apparel, swimwear, sleepwear, underwear, footwear, lifestyle and personal care products for active, fashion-aware `tween (ages 7 to 14) girls. Limited Too currently operates 516 stores in 46 states and Puerto Rico and publishes a catalog coinciding with key `tween shopping times throughout the year. Limited Too also conducts e-commerce on its Web site, http://www.limitedtoo.com. Too also operates 18 mishmash stores throughout the U.S., offering personal care products, sportswear, intimate apparel, shoes, accessories and lifestyle products for teen girls ages 14 to 19.

Statements made in this press release, including those related to expectations for diluted earnings per share and comparable store sales, are forward looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements.

The following factors, among others, in some cases have affected, and in the future could affect, the company's performance and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: changes in consumer spending patterns, consumer preferences and overall economic conditions; the impact of competition and pricing; changes in weather patterns, currency and exchange risks; changes in existing or potential trade restrictions, duties, tariffs or quotas; changes in political or financial stability; changes in postal rates and charges, and paper and printing costs; availability of suitable store locations at appropriate terms; the ability to develop new merchandise; the ability to hire and train associates; and/or other risk factors included in the company's filings with the SEC from time to time, including its Annual Report on Form 10-K filed with the SEC. The forward-looking statements made herein are based on information presently available to the management of the company. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

                                     ******


/CONTACT: Robert Atkinson, Too, Inc., 614-775-3739, or batkinson@toobrands.com.




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                                    TOO, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
            FOR THE THIRTEEN WEEKS ENDED MAY 3, 2003 AND MAY 4, 2002
               (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                        THIRTEEN WEEKS ENDED        THIRTEEN WEEKS ENDED
                                       -----------------------     ----------------------
                                         MAY 3,        % OF          MAY 4,       % OF
                                          2003        SALES           2002        SALES
                                       ---------    ----------     ---------   ----------
Net sales                              $ 140,127         100.0%    $ 158,591        100.0%
Cost of goods sold, including buying
  and occupancy costs                     97,458          69.5%      105,068         66.3%
                                       ---------    ----------     ---------   ----------
Gross income                              42,669          30.5%       53,523         33.7%
General, administrative and store
  operating expenses                      36,234          25.9%       43,525         27.4%
                                       ---------    ----------     ---------   ----------
Operating income                           6,435           4.6%        9,998          6.3%
Interest (income) expense, net              (124)         (0.1%)         253          0.2%
                                       ---------    ----------     ---------   ----------
Income before income taxes                 6,559           4.7%        9,745          6.1%
Provision for income taxes                 2,400           1.7%        3,900          2.5%
                                       ---------    ----------     ---------   ----------
Net income                             $   4,159           3.0%    $   5,845          3.7%
                                       =========    ==========     =========   ==========
Earnings per share

  Basic                                $    0.12                   $    0.19
                                       =========                   =========
  Diluted                              $    0.12                   $    0.18
                                       =========                   =========
Weighted average shares outstanding

  Basic                                   34,098                      31,425
                                       =========                   =========
  Diluted                                 34,604                      32,535
                                       =========                   =========




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                                    TOO, INC.
                           CONSOLIDATED BALANCE SHEETS
                     AS OF MAY 3, 2003 AND FEBRUARY 1, 2003
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                          MAY 3,    FEBRUARY 1,
                                                           2003        2003
                                                        ---------    ---------
                                                       (UNAUDITED)

                         ASSETS
CURRENT ASSETS:
  Cash and equivalents                                  $  86,468    $ 101,300
  Receivables                                               5,018        4,957
  Inventories                                              50,291       55,080
  Store supplies                                           13,006       12,285
  Other                                                     1,032        2,260
                                                        ---------    ---------
Total current assets                                      155,815      175,882

Property and equipment, net                               147,665      145,530
Deferred income taxes                                      14,929       14,929
Other assets                                               11,218       10,990
                                                        ---------    ---------
Total assets                                            $ 329,627    $ 347,331
                                                        =========    =========
         LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                      $  13,954    $  22,550
  Accrued expenses                                         32,880       44,600
  Income taxes payable                                     12,563       16,088
                                                        ---------    ---------
Total current liabilities                                  59,397       83,238

Other long-term liabilities                                11,409       10,433

Commitments and contingencies

              SHAREHOLDERS' EQUITY
Preferred stock, 50 million shares authorized                --           --
Common stock, $.01 par value, 100 million shares
  authorized, 34.1 million issued and outstanding at
  May 3, 2003 and February 1, 2003                            341          341
Treasury stock, at cost, 29,709 shares at May 3, 2003
  and February 1, 2003                                       (998)        (998)
Paid in capital                                           115,423      114,421
Retained earnings                                         144,055      139,896
                                                        ---------    ---------
Total shareholders' equity                                258,821      253,660
                                                        ---------    ---------
Total liabilities and shareholders' equity              $ 329,627    $ 347,331
                                                        =========    =========





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                                   TOO, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
            FOR THE THIRTEEN WEEKS ENDED MAY 3, 2003 AND MAY 4, 2002
                           (UNAUDITED, IN THOUSANDS)

                                                             THIRTEEN WEEKS ENDED
                                                            ----------------------
                                                              MAY 3,       MAY 4,
                                                               2003         2002
                                                            ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                $   4,159    $   5,845

IMPACT OF OTHER OPERATING ACTIVITIES ON CASH FLOWS:
  Depreciation and amortization                                 4,682        5,399

  CHANGES IN ASSETS AND LIABILITIES:
    Inventories                                                 4,789       10,122
    Accounts payable and accrued expenses                     (20,045)      (1,188)
    Income taxes                                               (3,561)      (7,073)
    Other assets                                               (1,234)       1,443
    Other liabilities                                             976        1,001
                                                            ---------    ---------
    NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES      (10,234)      15,549
                                                            ---------    ---------
INVESTING ACTIVITIES:
 Capital expenditures                                          (5,636)     (15,560)
                                                            ---------    ---------
    NET CASH USED FOR INVESTING ACTIVITIES                     (5,636)     (15,560)
                                                            ---------    ---------
FINANCING ACTIVITIES:
 Stock options, restricted stock and other equity changes       1,038        2,063
                                                            ---------    ---------
    NET CASH PROVIDED BY FINANCING ACTIVITIES                   1,038        2,063
                                                            ---------    ---------
 NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS              (14,832)       2,052

 Cash and equivalents, beginning of period                    101,300       63,538
                                                            ---------    ---------
    Cash and equivalents, end of period                     $  86,468    $  65,590
                                                            =========    =========



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                                    TOO, INC.
                                  SELECTED DATA
            FOR THE THIRTEEN WEEKS ENDED MAY 3, 2003 AND MAY 4, 2002
                            (UNAUDITED, IN THOUSANDS)

                                THIRTEEN WEEKS ENDED
                                --------------------
                                  MAY 3,     MAY 4,
                                   2003       2002
                                 -------    -------
CAPITAL EXPENDITURES
 First Quarter                   $ 5,636    $15,560

DEPRECIATION & AMORTIZATION
 First Quarter                   $ 4,682    $ 5,399

INTEREST (INCOME) EXPENSE - NET
 First Quarter                   $  (124)   $   253




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                                    TOO, INC.
                              STORE OPERATING DATA
            FOR THE THIRTEEN WEEKS ENDED MAY 3, 2003 AND MAY 4, 2002

                                                           MAY 3,     MAY 4,
LIMITED TOO STORE COUNT                                     2003       2002
                                                          ------     ------

Beginning of quarter                                         510        459
        Opened                                                 7         13
        Closed                                                (2)        (1)
                                                          ------     ------
          Quarter-to-date                                    515        471
                                                          ======     ======

OTHER OPERATING DATA

mishmash stores                                               14          9
Stores with "Girl Power" format                              289        230
Percentage of Limited Too stores in "Girl Power" format       56%        49%
Total square feet at period end (in thousands)             2,120(1)   1,929(1)



(1) Amount excludes mishmash stores.



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